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                              CHICO'S NEWSRELEASE


      Chico's FAS, Inc. o 11215 Metro Parkway / Fort Myers, Florida 33912
                      (239) 277-6200 o Fax: (239) 277-5237

For Immediate Release

     Executive Contact:                     Investor / Media Contact:
     Charles J. Kleman                      James Palczynski-Investor Relations
     Chief Operating Officer                Megan McDonnell-Media Relations
     Chief Financial Officer                Integrated Corporate Relations, Inc.
     Chico's FAS, Inc.                      (203) 222-9013
     (239) 274-4105

                Chico's FAS, Inc. Updates September Sales Trend

     Fort Myers, FL - September 8, 2004 - Chico's FAS, Inc. (NYSE: CHS) today announced weaker than anticipated sales at a number of its stores during the first ten days of September which included the Labor Day weekend. The Company's same store sales for the first ten days of the current fiscal month are down 2%. The Company attributes this weakness to a number of factors including the continuing impact of Hurricanes Charley and Frances as well as unusually low coupon redemption rates in certain pockets of the country, most likely related to delays in the delivery of its September catalog.

     The Company sustained limited damage to its stores from Hurricanes Charley and Frances. Several stores remain closed and numerous others, particularly those on Sanibel Island, Central and Northern Florida, and the East Coast of Florida are operating at significantly reduced sales levels as the areas recover from the hurricanes. The Company operates 73 stores in Florida: 54 Chico's, 18 White House | Black Market, and 1 Soma by Chico's. Approximately 60 of these stores were effectively closed during the peak of Hurricane Frances this past Sunday and Monday; however, any significant physical damage or loss of income related to these hurricanes should be adequately covered by insurance.

     Scott A. Edmonds, President and CEO, said "We continue to analyze the reasons behind the weakness in sales during the last week of August and the first ten days of fiscal September. We have no reason to believe that what appears to be a short-term blip represents a fundamental shift in our business or our long-term growth plans and we continue to have confidence in our business and our Fall merchandise offerings. It is not appropriate to extrapolate future results based upon a microscopic view of any given week or month, and since we are still evaluating our current sales trends, we will not provide an estimate of our same store sales results for fiscal September at this time."

     The Company estimates that the direct impact of Hurricanes Charley and Frances is likely to reduce same store sales for the fiscal month of September between 1.5% and 2.5%, taking into account both closed stores and stores operating at significantly reduced sales levels. However, the Company believes that the indirect impact on stores in the rest of the country, and specifically the East Coast, is likely to be larger. Hurricane Frances is believed to have affected normal shopping patterns as many consumers closely monitored its progress. To offset the weakness in sales due to these hurricanes, the Company is planning to intensify its marketing efforts over the next several weeks which should generate additional traffic during the balance of fiscal September.

     Chico's sells exclusively designed, private-label women's clothing and related accessories. The Company operates 606 women's specialty stores, including stores in 47 states, the District of Columbia, the Virgin Islands, and Puerto Rico operating under the Chico's, White House | Black Market and Soma by Chico's names. The Company owns 426 Chico's front-line stores, 24 Chico's outlet stores, 140 White House | Black Market front-line stores, 2 White House | Black Market outlet stores, and 3 Soma by Chico's stores; franchisees own and operate 11 Chico's stores.

Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company's latest annual report on Form 10-K, its filings on Form 10-Q, management's discussion and analysis in the Company's latest annual report to stockholders, the Company's filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company's business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

For more detailed information, please call (877) 424-4267 to listen to Chico's monthly sales information and investor relations line

 A copy of a slide show addressing Chico's recent financial results and current plans for expansion is available on the Chico's website at http://www.chicos.com in the investor relations section

Additional investor information on Chico's FAS, Inc. is available free of charge on the Chico's website at http://www.chicos.com in the investor relations section